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                      [Mallesons Stephen Jaques letterhead]



Macquarie Securitisation Limited                                August 8, 2001
Level 23
20 Bond Street                                                  Stuart Fuller
Sydney NSW 2000                                                 Partner
Australia                                                       Direct line
                                                                (61 2) 9296 2155



PUMA GLOBAL TRUST NO. 1 REGISTRATION STATEMENT

We have acted as counsel for Perpetual Trustees Australia Limited ("TRUSTEE"), and P.T. Limited in connection with the offering of the series of PUMA Global Trust No. 1 Mortgage-Backed Floating Rate Notes ("NOTES"), which will be offered by the trust to be constituted under the Consolidated PUMA Trust Deed and the Sub-Fund Notice between the Trustee and Macquarie Securitisation Limited ("MANAGER"). The Notes are being registered pursuant to the Securities Act of 1933, as amended ("ACT") by means of a Registration Statement of the Manager on Form S-11. The Notes will be offered pursuant to the prospectus which will be filed with the Securities and Exchange Commission pursuant to Rule 424 under the Act ("PROSPECTUS").

Definitions in the Prospectus apply in this opinion but "Relevant Jurisdiction" means the Commonwealth of Australia, New South Wales, Victoria and the Australian Capital Territory. No assumption or qualification in this opinion limits any other assumption or qualification in it.

1        DOCUMENTS

         We have examined a copy of the Prospectus as filed with the Securities and Exchange Commission under the Act.

2        ASSUMPTION

         For the purposes of giving this opinion, we have assumed that where a document has been submitted to us in draft form it will be executed in the form of that draft.

3        QUALIFICATION

         Our opinion is subject to the qualification that we express no opinion as to any laws other than the laws of each Relevant Jurisdiction as in force at the date of this opinion and, in particular, we express no opinion as to the laws of England or the United States.



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Macquarie Securitisation Limited                                  August 8, 2001
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4        OPINION

         Based on the assumption and subject to the qualification set out above (which, except where expressly stated, apply equally to each of the opinions below), we are of the following opinion:

         (a) any final and conclusive judgment of any New York State or United States Federal Court having jurisdiction recognised by the Relevant Jurisdiction in respect of an obligation of the Trustee in respect of a Note, which is for a fixed sum of money and which has not been stayed or satisfied in full, would be enforceable by action against the Trustee in the courts of the Relevant Jurisdiction without a re-examination of the merits of the issues determined by the proceedings in the New York State or United States Federal Court, as applicable, unless:

                  (i) the proceedings in the New York State or United States Federal Court, as applicable, involved a denial of the principles of natural justice;

                  (ii) the judgment is contrary to the public policy of the Relevant Jurisdiction;

                  (iii) the judgment was obtained by fraud or duress or was based on a clear mistake of fact;

                  (iv)     the judgment is a penal or revenue judgment; or

                  (v) there has been a prior judgment in another court between the same parties concerning the same issues as are dealt with in the judgment of the New York State or United States Federal Court, as applicable; and

                  In particular, actions in a Relevant Jurisdiction (including as original actions or as actions to enforce judgments of a United States court) relating to civil liabilities predicated on Federal securities laws of the United States may not be enforceable in a Relevant Jurisdiction for the reasons described in paragraph (a) above; and


         (b) a judgment by a court in a Relevant Jurisdiction may be given in some cases only in Australian dollars.

         We hereby consent to the filing of this letter as an exhibit to the Registration Statement on Form S-11 filed with the Prospectus and to the references to this firm under the heading "Enforcement of Foreign Judgments in Australia" in the Prospectus, and any other reference to this firm contained therein, without admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Securities and Exchange Commission issued under the Act with respect to any part of the Registration Statement, including this exhibit.


Yours faithfully

/s/ Mallesons Stephen Jaques



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